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   FILED IN THE                 ARTICLES OF INCORPORATION
  OFFICE OF THE
SECRETARY OF STATE                        OF
 OF THE STATE OF
     NEVADA                     TRANSPACIFIC EQUITIES NC.
  AUG 16 1994
Secretary of State                     * * * * * *
       /s/
No.   12726-94
    ---------------

         FIRST:  The name of the corporation is TRANSPACIFIC EQUITIES
INC.

         SECOND: Its registered office in the state of Nevada is located at One East First Street, Reno, Nevada 89501. The name of its resident agent at that address is The Corporation Trust Company of Nevada.

         THIRD: The total number of shares which the corporation is authorized to issue is fifty million (50,000,000) common of the par value of one cent ($.01) each.

         FOURTH: The governing board of this corporation shall be known as directors and the number of directors may from time to time be increased or decreased in such manner as shall be prescribed by the bylaws of this corporation.

         The name and address of the first board of directors, which shall be one in number, is as follows:

              Name                               Address
              ----                               -------

              Peter Khean                        916 West Broadway
                                                 Suite 777
                                                 Vancouver, B.C.  V5Z 1K7
                                                 Canada

              Charlie Muzio                      63 Jeffrey Drive
                                                 Manahawkin, NJ  08050

The board of directors is hereby authorized to prescribe by resolution the voting powers, designations, preferences,


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limitations, restrictions, relative rights and distinguishing designations of each of the above class or series of stock.

         FIFTH: The name and address of each of the incorporators signing the Articles of Incorporation are as follows:

              Name                               Address
              ----                               -------

              L. Nordeen                         520 Pike Street
                                                 Seattle, WA  98101

              V. Horst                           520 Pike Street
                                                 Seattle, WA  98101

         SIXTH: In all elections for directors every shareholder entitled to vote shall have the right to vote, in person or by proxy, the number of shares of stock owned by him, for as many persons as there are directors to be elected, or to cumulate the vote of said shares, and give one candidate as many votes as the number of directors multiplied by the number of his shares of stock shall equal, or to distribute the votes on the same principle among as many candidates as he may see fit.

         SEVENTH: A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the directors' duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 78.300 of the Nevada revised statutes, or (iv) for any transaction from which the director derived any improper personal benefit.


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         WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands this 16th day of August, 1994.

                                                                 /s/
                                                     ---------------------------
                                                     L. Nordeen


                                                                /s/
                                                     ---------------------------
                                                     V. Horst


STATE OF WASHINGTON      )
                         )
COUNTY OF KING           )

         On this 16th day of August, 1994, before me, a Notary Public, personally appeared L. Nordeen and V. Horst, and who severally acknowledged that they executed the above instrument.

         NOTARY                                            /s/
          STAMP                            -------------------------------------
                                           J.P. Stuart Stout, Notary Public in
                                           and for the State of Washington,
                                           County of King, residing at Kent,
                                           Worthington.
                                           My commission expires 2/29/96






                                                         RECEIVED
                                                       August 16 1994
                                                          11:15 PM
                                                      ------------------
                                                      SECRETARY OF STATE

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FILED IN THE OFFICE OF
THE SECRETARY OF STATE OF
THE STATE OF NEVADA
C 12726-94
JUL 05 1996
No. ______________


              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                           Transpacific Equities, Inc.


         We the undersigned, Peter Khean, President, and Peter Khean, Secretary, of Transpacific Equities, Inc. do hereby certify:

         That the Board of Directors of said corporation at a meeting duly convened, held on the 13th day of May, 1996, adopted a resolution to amend the original articles as follows:

         Article First is hereby amended to read as follows:

         First:  The name of the corporation is AVANI MARKETING CORP.



         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 10,000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority vote of each class of stock outstanding and entitled to vote thereon.
                                                                  /s/
                                                       -------------------------
                                                       President and Secretary









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PROVINCE OF BRITISH COLUMBIA)
                              SS.
CITY OF VANCOUVER           )

         On June 20, 1996, personally appeared before me, a Notary Public, Peter Khean, who acknowledged that they executed the above instrument.

                                                             /s/
                                                  ------------------------------
                                                    Signature of Notary

                               Attested to only without          M.A. MUSTONEN
                               prejudice as to form              NOTARY PUBLIC
                               and substance.  No advice         3353 KINGSWAY
                               or opinion rendered.              VANCOUVER, B.C.
                                                                  V5R 5K6
                                                                  433-1194